UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

Behringer Harvard Short-Term Opportunity Liquidating Trust
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600 Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

Behringer Harvard Short-Term Opportunity Fund I LP
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01	Other Events.

On February 11, 2013 (the “Effective Date”), Behringer Harvard Short-Term Opportunity Fund I LP (the “Partnership”) completed its liquidation pursuant to a Plan of Liquidation (the “Plan”) adopted by its general partner, which provided for the formation of a liquidating trust for the purpose of completing the liquidation of the assets of the Partnership followed by a dissolution of the Partnership.

In furtherance of the Plan, the Partnership entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with Behringer Harvard Advisors II LP, the general partner of the Partnership, as managing trustee (the “Managing Trustee”), and CSC Trust Company of Delaware, as resident trustee (the “Resident Trustee”), in connection with the formation of the Behringer Harvard Short-Term Opportunity Liquidating Trust (the “Liquidating Trust”). As of the Effective Date, each of the holders of limited partnership units in the Partnership received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder’s interest in the Partnership.

In accordance with the Plan and the Liquidating Trust Agreement, the Partnership has transferred all of its remaining assets and liabilities to the Liquidating Trust to be administered, disposed of or provided for in accordance with the terms and conditions set forth in the Liquidating Trust Agreement.

The purpose of the Liquidating Trust is to wind up the Partnership’s affairs and liquidate the Partnership’s assets, including, but not limited to, the sale of its remaining real estate assets, to make appropriate provision for the Partnership’s remaining obligations and to make special distributions to the investors of available liquidation proceeds. Pursuant to the Liquidating Trust Agreement, the Managing Trustee is entitled to receive the same compensation and expense reimbursements that the general partner of the Partnership was entitled to receive. The existence of the Liquidating Trust will terminate upon the earliest of (i) the distribution of all of the Liquidating Trust’s assets in accordance with the terms of the Liquidating Trust Agreement, or (ii) the expiration of a period of three years from the Effective Date. The existence of the Liquidating Trust may, however, be extended beyond the three year term if the Managing Trustee determines that an extension is reasonably necessary to wind up the affairs of this Liquidating Trust.

On the Effective Date, the Partnership filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the limited partnership units in the Partnership under the Securities Exchange Act of 1934. Accordingly, the Partnership will cease filing reports under that act. However, the Managing Trustee will cause the Liquidating Trust to file with the Securities and Exchange Commission annual reports on Form 10-K showing the assets and liabilities of the Liquidating Trust at the end of each calendar year and describing the changes in the assets and liabilities of the Liquidating Trust and the actions taken by the Managing Trustee during the period. The Managing Trustee will also cause the Liquidating Trust to file current reports on Form 8-K whenever an event occurs for which Form 8-K requires such report to be filed for the Liquidating Trust or to disclose material events relating to the Liquidating Trust or its assets.

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The foregoing summary is qualified in its entirety by the Plan of Liquidation and the Liquidating Trust Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and a form of investor letter attached hereto as Exhibit 99.1 anticipated to be mailed to the investors in the Partnership on or about February 14, 2013, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)	As a result of the transfer of the Partnership’s assets and liabilities to the Liquidating Trust, the impact on the pro forma consolidated financial statements results in an ending balance of zero.

(d)	Exhibits.

10.1	Plan of Liquidation

10.2	Liquidating Trust Agreement

99.1	Form of Investor Letter

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard Short-Term OPPORTUNITY LIQUIDATING TRUST

By:	Behringer Harvard Advisors II LP,
Managing Trustee

Dated: February 11, 2013	By:	/s/ Michael J. O’Hanlon
Michael J. O’Hanlon
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Plan of Liquidation

10.2	Liquidating Trust Agreement

99.1	Form of Investor Letter